UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 7, 2016

MEDOVEX CORP.
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdictionof incorporation)	001-36763 (CommissionFile Number)	46-3312262 (I.R.S. EmployerIdentification No.)

1950 Airport Road, Suite A
Atlanta, Georgia 30341
(Address of principal executive offices)
(Zip Code)

(844) 633-6839
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐
Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.        Entry into a Material Definitive Agreement.

On December 7, 2016, Medovex Corp., a Nevada corporation (the “Company”), Streamline, Inc., a Minnesota corporation and wholly-owned subsidiary of the Company (“Streamline”), Skytron, LLC, a Delaware limited liability company (“Skytron”), and, solely for purposes of the noncompetition covenants therein, Messrs. Peter Blankenship and Sam Blankenship, entered into a definitive Asset Purchase Agreement (the “Purchase Agreement”), pursuant to which Streamline agreed to sell substantially all of its assets to Skytron (the “Divestiture”) in consideration for (i) Skytron’s assumption of certain liabilities of Streamline and (ii) Skytron’s payment to Streamline of the following cash consideration:

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$500,000 cash (the “Initial Payment”), payable by Skytron to Streamline immediately upon the consummation of the Divestiture (the “Closing”);

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$150,000 cash, payable by Skytron to Streamline on or before January 1, 2018; and

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for each of the calendar years ending December 31, 2018 and December 31, 2019 (each such calendar year, a “Contingent Period”), a contingent payment in cash (each, a “Contingent Payment”) equal to five percent (5%) of the total net sales received by Skytron from the sale of “IV suspension system” products in excess of 100 units during each Contingent Period, with each such Contingent Payment payable by Skytron to Streamline by no later than March 31st of the year following each Contingent Period; provided, however, that the total aggregate amount of all Contingent Payments owed by Skytron to Streamline for all Contingent Periods will not exceed $850,000.

The Closing occurred immediately following the execution of the Purchase Agreement, on December 7, 2016. The Initial Payment was received by Streamline on December 8, 2016.

The Company also issued a Press Release on December 12, 2016 announcing the completion of the Divestiture, which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The Purchase Agreement contains customary representations and warranties that the Company and Streamline, on the one hand, and Skytron, on the other hand, made to each other as of specific dates, as well as customary covenants and agreements, including with respect to noncompetition, confidentiality, and post-Closing transitional matters. The Purchase Agreement also contains customary indemnification provisions, including indemnification for misrepresentations, breaches of warranties, and failure to perform covenants and agreements under the Purchase Agreement. The assertions embodied in the representations and warranties of the parties were made solely for purposes of the Purchase Agreement, and may be subject to important qualifications and limitations agreed to by the parties in connection with negotiating its terms. Moreover, the representations and warranties are subject to a contractual standard of materiality that may be different from what may be viewed as material to shareholders, and the representations and warranties may have been used to allocate risk between the Company and Streamline, on the one hand, and Skytron, on the other hand, rather than establishing matters as facts. Shareholders of the Company are not third-party beneficiaries under the Purchase Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company or its subsidiaries. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

The foregoing description of the Purchase Agreement is not complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, which is filed as Exhibit 2.1 to this Current Report on Form 8-K (this “Report”), and is incorporated into this Item 1.01 by reference.

Item 2.01.        Completion of Acquisition or Disposition of Assets.

The information provided in Item 1.01 of this Report is incorporated by reference into this Item 2.01.

Forward-looking Statements

This Report contains forward-looking statements that involve risks, uncertainties and assumptions. If such risks or uncertainties materialize or such assumptions prove incorrect, the results of the Company and its consolidated subsidiaries, if any, could differ materially from those expressed or implied by such forward-looking statements. All statements other than statements of historical fact are statements that could be deemed forward-looking statements. Risks, uncertainties and assumptions include those risks described in the Company’s reports filed with the U.S. Securities and Exchange Commission, including but not limited to the risks described in the Company’s Annual Report on Form 10-K for its fiscal year ended December 31, 2015 and Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2016.  The Company assumes no obligation, and does not intend, to update these forward-looking statements.

Item 9.01.        Financial Statements and Exhibits.

(d)
Exhibits. The following exhibits are filed as part of this Report:

Exhibit No.
Description

2.1
Asset Purchase Agreement, dated December 7, 2016, among Medovex Corp., Streamline, Inc., Skytron, LLC, and certain other parties thereto.

99.1
Press Release dated December 12, 2016, announcing the completion of the sale of substantially all of the assets of Streamline, Inc. to Skytron, LLC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDOVEX CORP.

By:	/s/ Jarrett Gorlin
Name Jarrett Gorlin
Title Chief Executive Officer
Date:
December 12, 2016

EXHIBIT INDEX
TO CURRENT REPORT ON FORM 8-K

Exhibit No.
Description

2.1
Asset Purchase Agreement, dated December 7, 2016, among Medovex Corp., Streamline, Inc., Skytron, LLC, and certain other parties thereto.

99.1
Press Release dated December 12, 2016, announcing the completion of the sale of substantially all of the assets of Streamline, Inc. to Skytron, LLC.